UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

PHH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-7797	52-0551284
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of Principal Executive Offices)  (Zip Code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

In a press release dated December 17, 2015, PHH Corporation announced that its subsidiary, PHH Mortgage Corporation, entered into a new agreement with Bank of America, N.A. (BANA), in order to continue to provide mortgage origination services to Merrill Lynch clients. The terms of the new agreement, which is non-exclusive, commence on January 1, 2016 and expire on December 31, 2018 unless earlier terminated (i) by Bank of America, N.A., for convenience, upon 180 days’ notice or (ii) by either party, for cause, upon the occurrence of certain enumerated termination events.  The current agreement will expire on December 31, 2015.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release announcing entry into mortgage origination services agreement with Bank of America, N.A. (BANA), dated December 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2015

PHH CORPORATION

	By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release announcing entry into mortgage origination services agreement with Bank of America, N.A. (BANA), dated December 17, 2015.